UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2026

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
(760) 692-0711
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 22, 2026, MaxLinear, Inc. (“MaxLinear”) entered into an Amendment No. 2 to Credit Agreement (the “Second Amendment”), by and among MaxLinear, Exar Corporation, a Delaware corporation and a wholly-owned subsidiary of MaxLinear, MaxLinear Communications, LLC, a Delaware limited liability company and a wholly-owned subsidiary of MaxLinear, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Agent”). The Second Amendment amends that certain Credit Agreement, dated as of June 23, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of the Second Amendment, the “Credit Agreement”), by and among MaxLinear, the lenders from time to time party thereto and the Agent.
The Second Amendment amends the Credit Agreement to, among other things, (i) extend the maturity date applicable to the Revolving Facility from June 23, 2026 to March 23, 2028, (ii) provide for $30 million in incremental revolving commitments under MaxLinear’s senior secured revolving credit facility (the “Revolving Facility”), and (iii) increase the applicable margin for loans under the Revolving Facility to (x) 2.25% per annum for Term SOFR loans, and (y) 1.25% per annum for base rate loans.
The Second Amendment also amends the applicable financial covenants to require that MaxLinear maintain (a) a total net leverage ratio of not greater than 3.50 to 1.00 and (b) unrestricted cash plus available and undrawn commitments under the Revolving Facility in an amount of no less than $80 million, in each case, tested as of the last day of any fiscal quarter of MaxLinear. The proceeds of the Revolving Facility may be used to finance the working capital needs and other general corporate purposes of MaxLinear and its subsidiaries. As of the closing of the Second Amendment, the Revolving Facility was undrawn.
Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with MaxLinear or MaxLinear’s affiliates. The lenders and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference.
Item 2.02. Results of Operations and Financial Condition.
On April 23, 2026, MaxLinear issued a press release announcing its unaudited financial results for the first quarter ended March 31, 2026. A copy of the press release is furnished as Exhibits 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
The information in this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	Press Release, dated April 23, 2026
10.01
Amendment No. 2 to Credit Agreement, dated as of April 22, 2026, by and among MaxLinear, Inc., Exar Corporation, MaxLinear Communications LLC, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 22, 2026	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven G. Litchfield
Steven G. Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer
(Principal Financial Officer)

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